Wiley Reports Third Quarter Fiscal 2022 Results
March 8, 2022 - Hoboken, NJ – Wiley (NYSE: JW-A and JW-B), a global leader in scientific research and career-connected education, today announced results for the third quarter ended January 31, 2022.

THIRD QUARTER SUMMARY
•	GAAP Results: Revenue of $516 million (+7%), Operating Income of $46 million (+34%), and EPS of $0.63 (+62%)
•	Adjusted Results (at constant currency): Revenue of $516 million (+7%), Adjusted EBITDA of $100 million (-5%), and Adjusted EPS of $0.95 (-9%)

NINE MONTHS SUMMARY
•	GAAP Results: Revenue of $1,537 million (+9%), Operating Income of $161 million (+20%), EPS of $1.86 (-2%), Cash Provided by Operating Activities of $158 million (+2%)
•	Adjusted Results (at constant currency): Revenue of $1,537 million (+8%), Adjusted EBITDA of $322 million (+4%), Adjusted EPS of $3.09 (+4%), Free Cash Flow of $77 million (-3%)

MANAGEMENT COMMENTARY
“Wiley’s strategy to meet the world’s acute need for scientific research and career-connected education is allowing us to drive solid year-to-date performance and significant social impact,” said Brian Napack, President and CEO.  “We continue to benefit from strong competitive advantages, robust cash generation, and favorable long-term growth trends that benefit from the steadily rising demand to publish peer-reviewed research, the continued migration to digital, career-focused learning, and the need for employers to fill critical skill and talent gaps.”

THIRD QUARTER PERFORMANCE

GAAP Measures Unaudited ($millions except for EPS)	Q3 2022	Q3 2021	Change
Revenue	$515.9	$482.9	+7%
Operating Income	$46.0	$34.3	+34%
Diluted EPS	$0.63	$0.39	+62%
Non-GAAP Measures	Q3 2022	Q3 2021	Change	Change Constant Currency
Revenue	$515.9	$482.9	+7%	+7%
Adjusted EBITDA	$99.8	$104.3	(4%)	(5%)
Adjusted EPS*	$0.95	$0.95	0%	(9%)

Excluding acquisitions and currency impact, revenue rose 4% for the quarter.
Wiley recorded an unfavorable FX variance of $2 million in Revenue and favorable FX variances of $0.7 million in Adjusted EBITDA and $0.09 in Adjusted EPS.

*Adjusted EPS:  In September 2021, Wiley changed how it reported Adjusted EPS metric to exclude the impact of certain non-cash items directly related to acquisitions, most notably the amortization of acquired intangible assets.  The Company does not consider these non-cash items to be indicative of its ongoing operating performance.

Revenue
•	Research Publishing & Platforms rose 10% as reported and at constant currency or 5% excluding acquisitions, driven by growth in publishing, corporate solutions, and platforms.
•
Academic & Professional Learning declined 2% as reported and 1% at constant currency due to lower US college enrollment and an easing of prior-year COVID-related tailwinds for education content and courseware and professional publishing, offsetting continued recovery in corporate training.

•
Education Services increased 18% as reported and at constant currency, driven by a doubling of revenue for Talent Development (formerly mthree) offsetting a 3% decline in University Services (formerly OPM) mainly from lower US student enrollment.

Adjusted EBITDA
•	Research Publishing & Platforms rose 4% at constant currency, primarily driven by revenue growth partially offset by investments in growth initiatives. Q3 Adjusted EBITDA margin of 33%.
•	Academic & Professional Learning rose 4% at constant currency, with cost savings offsetting lower revenue. Q3 Adjusted EBITDA margin of 30%.
•	Education Services declined 14% at constant currency mainly due to investments to further accelerate growth in Talent Development. Q3 Adjusted EBITDA margin of 13%.
•	Adjusted Corporate Expenses were 22% higher mainly due to higher technology and employee costs.

EPS
•	GAAP EPS was $0.63 as compared to $0.39 in the prior year period. The favorable variance was mainly driven by a prior year restructuring charge of $21 million, or $0.28 per share.
•	Adjusted EPS was down 9% at constant currency mainly driven by higher operating expenses and employee-related costs.

Cash Flow, Balance Sheet, and Capital Allocation
•	Net Cash Provided by Operating Activities (nine months) was $158 million compared to $155 million in the prior year period due to favorable changes in working capital.
•	Free Cash Flow less Product Development Spending (nine months) was $77 million as compared to $80 million in the prior year driven by higher capex.
•	Net Debt-to-EBITDA ratio (trailing twelve months) at quarter-end was 1.9 compared to 2.2 in the prior year period.
•	Acquisitions: During the quarter, Wiley acquired student acquisition company, XYZ Media, and open research service provider, eJournal Press.
•	Share Repurchases: During the quarter, the Company utilized approximately $7.5 million to repurchase approximately 135,000 shares at an average cost per share of $55.40.

FISCAL YEAR 2022 OUTLOOK
Given its year-to-date performance and leading indicators, the Company is reaffirming its full year outlook.

Metric ($millions, except EPS)	Fiscal 2020	Fiscal 2021	Fiscal 2022 Outlook
Revenue	$1,831	$1,942	$2,070 to $2,100
Adjusted EBITDA	$356	$419	$415 to $435
Adjusted EPS	$3.30	$4.00	$4.00 to $4.25
Free Cash Flow	$173	$257	$200 to $220

EARNINGS CONFERENCE CALL
Scheduled for today, March 8 at 10:00 am (ET).  Access webcast at investors.wiley.com, or directly at http://event.on24.com/wcc/r/3574356/B31C9ADF91B6B0ECEB3B1EE2286E98AF.  US callers, please dial (888) 210-3346 and enter the participant code 2521217#.  International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley is a global leader in research and education, unlocking human potential by enabling discovery, powering education, and shaping workforces.  For over 200 years, Wiley has fueled the world’s knowledge ecosystem.  Today, our high-impact content, platforms, and services help researchers, learners, institutions, and corporations achieve their goals in an ever-changing world.  Visit us at  Wiley.com, Like us on Facebook and  Follow us on Twitter and LinkedIn.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “EBITDA”, “Adjusted EBITDA,” “Adjusted Contribution to Profit,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information.  We have not provided our 2022 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses.  These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition.  Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements.  Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors.  Such factors include, but are not limited to: (i) the level of investment by Wiley in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2022 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent circumstances.

CATEGORY: ALL CORPORATE NEWS
CATEGORY: EARNINGS RELEASES

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2022	2021	2022	2021
Revenue, net	$515,884	$482,912	$1,537,275	$1,405,249
Costs and expenses:
Cost of sales	172,916	157,636	513,654	457,298
Operating and administrative expenses	275,475	251,242	800,254	735,778
Restructuring and related charges (credits)	448	20,675	(1,161)	24,813
Amortization of intangible assets	21,056	19,032	63,683	53,089
Total costs and expenses	469,895	448,585	1,376,430	1,270,978

Operating income	45,989	34,327	160,845	134,271
As a % of revenue	8.9%	7.1%	10.5%	9.6%

Interest expense	(5,103)	(4,853)	(14,739)	(13,928)
Foreign exchange transaction losses	(488)	(5,694)	(1,488)	(6,473)
Gain on sale of certain assets	-	-	3,694	-
Other income, net	2,821	3,612	9,524	11,769

Income before taxes	43,219	27,392	157,836	125,639

Provision for income taxes	7,853	5,231	52,673	18,712
Effective tax rate	18.2%	19.1%	33.4%	14.9%
Net income	$35,366	$22,161	$105,163	$106,927
As a % of revenue	6.9%	4.6%	6.8%	7.6%

Earnings per share
Basic	$0.63	$0.40	$1.89	$1.91
Diluted	$0.63	$0.39	$1.86	$1.90

Weighted average number of common shares outstanding
Basic	55,701	55,984	55,789	55,967
Diluted	56,389	56,332	56,481	56,230

Notes:
(1) The supplementary information included in this press release for the three and nine months ended January 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

In the three months ended January 31, 2022, we completed the acquisition of certain assets of XYZ Media Inc.(Education Services segment), the assets of the eJournalPress business (Research Publishing & Platforms segment), and one immaterial business in our Research Publishing & Platforms segment. In the nine months ended January 31, 2022, we also acquired certain assets of J&J Editorial Services, LLC. (Research Publishing & Platforms segment) and the acquisition of one immaterial business included in our Education Services segment.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS
	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2022	2021	2022	2021
US GAAP Earnings Per Share - Diluted	$0.63	$0.39	$1.86	$1.90
Adjustments:
Restructuring and related charges (credits)	0.01	0.28	(0.02)	0.33
Foreign exchange losses (gains) on intercompany transactions	0.01	0.01	-	(0.01)
Amortization of acquired intangible assets (3)	0.30	0.27	0.93	0.77
Gain on sale of certain assets (4)	-	-	(0.05)	-
Income tax adjustments (5) (6)	-	-	0.37	(0.13)
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.95	$0.95	$3.09	$2.86

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes
	Three Months Ended		Nine Months Ended
(amounts in thousands)	January 31,		January 31,
	2022	2021	2022	2021
US GAAP Income Before Taxes	$43,219	$27,392	$157,836	$125,639
Pretax Impact of Adjustments:
Restructuring and related charges (credits)	448	20,675	(1,161)	24,813
Foreign exchange losses (gains) on intercompany transactions	722	267	494	(1,071)
Amortization of acquired intangible assets	22,189	20,163	67,081	56,693
Gain on sale of certain assets (4)	-	-	(3,694)	-
Non-GAAP Adjusted Income Before Taxes	$66,578	$68,497	$220,556	$206,074

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision	$7,853	$5,231	$52,673	$18,712
Income Tax Impact of Adjustments (7)
Restructuring and related charges (credits)	114	4,965	(118)	6,362
Foreign exchange losses (gains) on intercompany transactions	239	87	258	(403)
Amortization of acquired intangible assets	4,834	4,691	15,097	13,324
Gain on sale of certain assets (4)	-	-	(922)	-
Income Tax Adjustments:
Impact of increase in UK statutory rate on deferred tax balances (5)	-	-	(20,726)	(6,772)
Impact of US CARES Act (6)	-	-	-	13,998
Non-GAAP Adjusted Income Tax Provision	$13,040	$14,974	$46,262	$45,221

US GAAP Effective Tax Rate	18.2%	19.1%	33.4%	14.9%
Non-GAAP Adjusted Effective Tax Rate	19.6%	21.9%	21.0%	21.9%

Notes:
(1)
See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	All amounts are approximate due to rounding.

(3)
Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income. It also includes the amortization of acquired product development assets, which is reflected in "Cost of sales" in the Condensed Consolidated Statements of Net Income.

(4)
The gain on sale of certain assets is due to the sale of our world languages product portfolio which was included in our Academic & Professional Learning segment,and resulted in a pretax gain of approximately $3.7 million during the nine months ended January 31, 2022.

(5)
In the three months ended July 31, 2021, the UK enacted legislation that increased its statutory rate from 19% to 25% effective April 1, 2023. This resulted in a $20.7 million, or $0.37 per share non-cash deferred tax expense from the re-measurement of the Company’s applicable UK net deferred tax liabilities during the three months ended July 31, 2021. These adjustments impacted deferred taxes.

In the three months ended July 31, 2020, the UK enacted legislation that increased its statutory rate from 17% to 19%. This resulted in a $6.7 million, or $0.12 per share non-cash deferred tax expense from the re-measurement of the Company’s applicable UK net deferred tax liabilities during the three months ended July 31, 2020. These adjustments impacted deferred taxes.

(6)
In connection with the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) and certain regulations, we carried back our April 30, 2020 US net operating loss (NOL) to our year ended April 30, 2015 and claimed a $20.7 million refund. The refund plus interest was received in February 2021. The NOL was carried back to fiscal year 2015 when the US corporate tax rate was 35.0%. The carryback to a year with a higher rate, plus certain additional net permanent deductions included in the carryback resulted in a $14.0 million tax benefit, or $(0.25) per share, $8.4 million from current taxes and $5.6 million from deferred taxes, for the nine months ended January 31, 2021.

(7)	For the three and nine months ended January 31, 2022 and 2021, substantially all of the tax impact was from deferred taxes.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2022	2021	2022	2021
Net Income	$35,366	$22,161	$105,163	$106,927
Interest expense	5,103	4,853	14,739	13,928
Provision for income taxes	7,853	5,231	52,673	18,712
Depreciation and amortization	53,363	49,316	162,484	147,253
Non-GAAP EBITDA	101,685	81,561	335,059	286,820
Restructuring and related charges (credits)	448	20,675	(1,161)	24,813
Foreign exchange transaction losses	488	5,694	1,488	6,473
Gain on sale of certain assets	-	-	(3,694)	-
Other income, net	(2,821)	(3,612)	(9,524)	(11,769)
Non-GAAP Adjusted EBITDA	$99,800	$104,318	$322,168	$306,337
Adjusted EBITDA Margin	19.3%	21.6%	21.0%	21.8%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended January 31,		Favorable (Unfavorable)
	2022	2021	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$248,884	$229,327	9%	9%
Research Platforms	14,457	10,523	37%	37%
Total Revenue, net	$263,341	$239,850	10%	10%

Contribution to Profit	$62,165	$60,782	2%	1%
Adjustments:
Restructuring charges	-	83	100%	100%
Non-GAAP Adjusted Contribution to Profit	$62,165	$60,865	2%	1%
Depreciation and amortization	23,914	20,997	-14%	-14%
Non-GAAP Adjusted EBITDA	$86,079	$81,862	5%	4%
Adjusted EBITDA margin	32.7%	34.1%

Academic & Professional Learning:
Revenue, net
Education Publishing (2)	$95,498	$97,671	-2%	-2%
Professional Learning	75,135	75,955	-1%	0%
Total Revenue, net	$170,633	$173,626	-2%	-1%

Contribution to Profit	$34,774	$32,823	6%	7%
Adjustments:
Restructuring charges	215	328	34%	34%
Non-GAAP Adjusted Contribution to Profit	$34,989	$33,151	6%	6%
Depreciation and amortization	17,038	17,233	1%	0%
Non-GAAP Adjusted EBITDA	$52,027	$50,384	3%	4%
Adjusted EBITDA margin	30.5%	29.0%

Education Services:
Revenue, net
University Services (3)	$55,090	$56,725	-3%	-3%
Talent Development Services (2) (4)	26,820	12,711	#	#
Total Revenue, net	$81,910	$69,436	18%	18%

Contribution to Profit	$2,654	$5,210	-49%	-49%
Adjustments:
Restructuring charges	5	71	93%	93%
Non-GAAP Adjusted Contribution to Profit	$2,659	$5,281	-50%	-49%
Depreciation and amortization	8,260	7,493	-10%	-10%
Non-GAAP Adjusted EBITDA	$10,919	$12,774	-15%	-14%
Adjusted EBITDA margin	13.3%	18.4%

Corporate Expenses:	$(53,604)	$(64,488)	17%	16%
Adjustments:
Restructuring charges	228	20,193	99%	99%
Non-GAAP Adjusted Contribution to Profit	$(53,376)	$(44,295)	-21%	-21%
Depreciation and amortization	4,151	3,593	-16%	-16%
Non-GAAP Adjusted EBITDA	$(49,225)	$(40,702)	-21%	-22%

Consolidated Results:
Revenue, net	$515,884	$482,912	7%	7%

Operating Income	$45,989	$34,327	34%	31%
Adjustments:
Restructuring charges	448	20,675	98%	98%
Non-GAAP Adjusted Contribution to Profit	$46,437	$55,002	-16%	-17%
Depreciation and amortization	53,363	49,316	-8%	-9%
Non-GAAP Adjusted EBITDA	$99,800	$104,318	-4%	-5%
Adjusted EBITDA margin	19.3%	21.6%

Notes:
(1) The supplementary information included in this press release for the three and nine months ended January 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In May 2021, we moved the WileyNXT product offering from Academic & Professional Learning – Education Publishing to Education Services – Talent Development Services. As a result, the prior period results related to the WileyNXT product offering have been included in Education Services - Talent Development Services. The Revenue, Adjusted Contribution to Profit and Adjusted EBITDA for WileyNXT was $0.5 million, $(0.2) million, and $(0.2) million, respectively, for the three months ended January 31, 2021. The Revenue, Adjusted Contribution to Profit and Adjusted EBITDA for WileyNXT was $1.6 million, $(0.4) million, and $(0.4) million, respectively, for the nine months ended January 31, 2021. There were no changes to our total consolidated financial results.

(3) University Services was previously referred to as Education Services OPM.

(4) Talent Development Services was previously referred to as mthree.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)
			% Change
	Nine Months Ended January 31,		Favorable (Unfavorable)
	2022	2021	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$775,115	$700,482	11%	9%
Research Platforms	38,136	31,512	21%	21%
Total Revenue, net	$813,251	$731,994	11%	10%

Contribution to Profit	$218,004	$204,688	7%	6%
Adjustments:
Restructuring charges (credits)	238	(352)	#	#
Non-GAAP Adjusted Contribution to Profit	$218,242	$204,336	7%	7%
Depreciation and amortization	71,140	60,463	-18%	-16%
Non-GAAP Adjusted EBITDA	$289,382	$264,799	9%	9%
Adjusted EBITDA margin	35.6%	36.2%

Academic & Professional Learning:
Revenue, net
Education Publishing (2)	$260,459	$263,702	-1%	-2%
Professional Learning	225,967	206,269	10%	9%
Total Revenue, net	$486,426	$469,971	4%	3%

Contribution to Profit	$83,997	$62,552	34%	33%
Adjustments:
Restructuring (credits) charges	(79)	1,902	#	#
Non-GAAP Adjusted Contribution to Profit	$83,918	$64,454	30%	29%
Depreciation and amortization	53,550	53,757	0%	1%
Non-GAAP Adjusted EBITDA	$137,468	$118,211	16%	15%
Adjusted EBITDA margin	28.3%	25.2%

Education Services:
Revenue, net
University Services (3)	$167,565	$163,248	3%	2%
Talent Development Services (2)(4)	70,033	40,036	75%	70%
Total Revenue, net	$237,598	$203,284	17%	16%

Contribution to Profit	$1,548	$12,962	-88%	-89%
Adjustments:
Restructuring (credits) charges	(23)	294	#	#
Non-GAAP Adjusted Contribution to Profit	$1,525	$13,256	-88%	-90%
Depreciation and amortization	25,376	21,982	-15%	-15%
Non-GAAP Adjusted EBITDA	$26,901	$35,238	-24%	-24%
Adjusted EBITDA margin	11.3%	17.3%

Corporate Expenses:	$(142,704)	$(145,931)	2%	2%
Adjustments:
Restructuring (credits) charges	(1,297)	22,969	#	#
Non-GAAP Adjusted Contribution to Profit	$(144,001)	$(122,962)	-17%	-17%
Depreciation and amortization	12,418	11,051	-12%	-12%
Non-GAAP Adjusted EBITDA	$(131,583)	$(111,911)	-18%	-17%

Consolidated Results:
Revenue, net	$1,537,275	$1,405,249	9%	8%

Operating Income	$160,845	$134,271	20%	19%
Adjustments:
Restructuring (credits) charges	(1,161)	24,813	#	#
Non-GAAP Adjusted Contribution to Profit	$159,684	$159,084	0%	0%
Depreciation and amortization	162,484	147,253	-10%	-10%
Non-GAAP Adjusted EBITDA	$322,168	$306,337	5%	4%
Adjusted EBITDA margin	21.0%	21.8%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	January 31,	April 30,
	2022	2021
Assets:
Current assets
Cash and cash equivalents	$109,444	$93,795
Accounts receivable, net	267,988	311,571
Inventories, net	39,726	42,538
Prepaid expenses and other current assets	74,412	78,393
Total current assets	491,570	526,297

Product development assets, net	44,350	49,517
Royalty advances, net	36,523	39,582
Technology, property and equipment, net	271,984	282,270
Intangible assets, net	970,893	1,015,302
Goodwill	1,325,964	1,304,340
Operating lease right-of-use assets	118,155	121,430
Other non-current assets	118,545	107,701
Total assets	$3,377,984	$3,446,439

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$76,743	$95,791
Accrued royalties	141,304	78,582
Short-term portion of long-term debt	15,625	12,500
Contract liabilities	355,846	545,425
Accrued employment costs	105,286	144,744
Accrued income taxes	16,804	8,590
Short-term portion of operating lease liabilities	21,598	22,440
Other accrued liabilities	88,275	80,900
Total current liabilities	821,481	988,972
Long-term debt	902,045	809,088
Accrued pension liability	115,860	146,247
Deferred income tax liabilities	182,899	172,903
Operating lease liabilities	139,587	145,832
Other long-term liabilities	96,594	92,106
Total liabilities	2,258,466	2,355,148
Shareholders' equity	1,119,518	1,091,291
Total liabilities and shareholders' equity	$3,377,984	$3,446,439

Notes:
(1) The supplementary information included in this press release for January 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	January 31,
	2022	2021
Operating activities:
Net income	$105,163	$106,927
Amortization of intangible assets	63,683	53,089
Amortization of product development assets	26,662	25,323
Depreciation and amortization of technology, property, and equipment	72,139	68,841
Other noncash charges	69,347	84,366
Net change in operating assets and liabilities	(178,510)	(183,720)
Net cash provided by operating activities	158,484	154,826

Investing activities:
Additions to technology, property, and equipment	(60,668)	(58,176)
Product development spending	(20,388)	(17,103)
Businesses acquired in purchase transactions, net of cash acquired	(70,620)	(298,590)
Proceeds related to the sale of certain assets	3,375	-
Acquisitions of publication rights and other	(3,750)	(18,524)
Net cash used in investing activities	(152,051)	(392,393)

Financing activities:
Net debt borrowings	105,334	174,170
Cash dividends	(57,900)	(57,802)
Purchases of treasury shares	(24,867)	(7,063)
Other	(9,468)	6,538
Net cash provided by financing activities	13,099	115,843

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(3,875)	10,631

Change in cash, cash equivalents and restricted cash for period	15,657	(111,093)

Cash, cash equivalents and restricted cash - beginning	94,359	203,047
Cash, cash equivalents and restricted cash - ending	$110,016	$91,954

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (2)

	Nine Months Ended
	January 31,
	2022	2021
Net cash provided by operating activities	$158,484	$154,826
Less: Additions to technology, property, and equipment	(60,668)	(58,176)
Less: Product development spending	(20,388)	(17,103)
Free cash flow less product development spending	$77,428	$79,547

Notes:
(1) The supplementary information included in this press release for the nine months ended January 31, 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES

In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
• Adjusted Earnings Per Share (Adjusted EPS);
• Free Cash Flow less Product Development Spending;
• Adjusted Contribution to Profit and margin;
• Adjusted Income Before Taxes;
• Adjusted Income Tax Provision;
• Adjusted Effective Tax Rate;
• EBITDA, Adjusted EBITDA and margin;
• Organic revenue; and
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.

We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.

The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Contribution to Profit. We present both Adjusted Contribution to Profit and Adjusted EBITDA for each of our reportable segments since we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time as it removes the impact of depreciation and amortization expense, as well as a consistent basis to evaluate operating profitability and comparing our financial performance to that of our peer companies and competitors.

For example:

•        Adjusted EPS, Adjusted Contribution to Profit, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•        Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends and fund share repurchases and acquisitions.

•        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.

We have not provided our 2022 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.

Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.